Exhibit 3.3

ARTICLES OF MERGER

MERGING

PSA MERGER SUB

(a Maryland real estate investment trust)

WITH AND INTO

PUBLIC STORAGE

(a Maryland real estate investment trust)

August 8, 2023

PSA Merger Sub, a Maryland real estate investment trust (the “Merging Trust”), and Public Storage, a Maryland real estate investment trust (the “Surviving Trust”), hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Merging Trust and the Surviving Trust have agreed that the Merging Trust shall be merged (the “Merger”) with and into the Surviving Trust on the terms and conditions set forth herein and in that certain Agreement and Plan of Merger, dated as of August 2, 2023 (the “Merger Agreement”), by and among the Surviving Trust, New PSA, a Maryland real estate investment trust (“Holdco”), and the Merging Trust.

SECOND: The Surviving Trust shall survive the Merger as a real estate investment trust organized and existing under the laws of the State of Maryland.

THIRD: The Merging Trust is a real estate investment trust organized under the laws of the State of Maryland. The principal office of the Merging Trust is located in Glendale, California. The Merging Trust owns no interest in land located in the State of Maryland.

FOURTH: The Surviving Trust is a real estate investment trust organized under the laws of the State of Maryland. The principal office of the Surviving Trust in the State of Maryland is located in Baltimore City.

FIFTH: The total number of shares of all classes and series of shares of beneficial interest that the Merging Trust has the authority to issue is 1,000 shares, $0.01 par value per share, all of one class.

SIXTH: The total number of shares of all classes and series of shares of beneficial interest that the Surviving Trust has the authority to issue is 850,000,000 shares, consisting of 650,000,000 shares of common shares of beneficial interest, $0.10 par value per share (the “Surviving Trust Common Shares”), 100,000,000 shares of equity shares of beneficial interest, $0.01 par value per share (“Surviving Trust Equity Shares”), 99,819,100 shares of preferred shares of beneficial interest, $0.01 par value per share (the “Surviving Trust Undesignated Preferred Shares”), 11,500 shares of 5.15% Cumulative Preferred Shares, Series F, par value $0.01 per share (“Series F Preferred Shares”), 13,800 shares of 5.05% Cumulative Preferred Shares, Series G, par value $0.01 per share (“Series G Preferred Shares”), 11,400 shares of 5.60% Cumulative Preferred Shares, Series H, par value $0.01 per share (“Series H Preferred Shares”), 12,650 shares of 4.875% Cumulative Preferred Shares, Series I, par value $0.01 per share (“Series I Preferred Shares”), 10,350 shares of 4.700% Cumulative Preferred Shares, Series J, par value $0.01 per share (“Series J Preferred Shares”), 9,200 shares of 4.75% Cumulative Preferred Shares, Series K, par value $0.01 per share (“Series K Preferred Shares”), 23,000 shares of 4.625% Cumulative Preferred Shares, Series L, par value $0.01 per share (“Series L Preferred Shares”), 9,200 shares of 4.125% Cumulative Preferred Shares, Series M, par value $0.01 per share (“Series M Preferred Shares”), 11,500 shares of 3.875% Cumulative Preferred Shares, Series N, par value $0.01 per share (“Series N Preferred Shares”), 6,900 shares of 3.900% Cumulative Preferred Shares, Series O, par value $0.01 per share (“Series O Preferred Shares”), 24,150 shares of 4.000% Cumulative Preferred Shares, Series P, par value $0.01 per share (“Series P Preferred Shares”), 5,750 shares of 3.950% Cumulative Preferred Shares, Series Q, par value $0.01 per share (“Series Q Preferred Shares”), 20,000 shares of 4.00% Cumulative Preferred Shares, Series R, par value $0.01 per share (“Series R Preferred Shares”), and 11,500 shares of 4.100% Cumulative Preferred Shares, Series S, par value $0.01 per share (“Series S Preferred Shares” and together with the Surviving Trust Undesignated

Preferred Shares, the Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series N Preferred Shares, Series O Preferred Shares, Series P Preferred Shares, Series Q Preferred Shares and Series R Preferred Shares, the “Surviving Trust Preferred Shares”). The aggregate par value of all shares of all classes and series of shares of beneficial interest of the Surviving Trust having a par value is $67,000,000. These Articles of Merger do not change the total authorized shares of beneficial interest of the Surviving Trust or the aggregate par value of the authorized shares of beneficial interest of the Surviving Trust.

SEVENTH: At the Effective Time (as defined below), the Merging Trust shall be merged with and into the Surviving Trust and, thereupon, the Surviving Trust shall possess any and all purposes and powers of the Merging Trust, and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Trust shall be transferred to, vested in and devolved upon the Surviving Trust, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Trust will become the debts, liabilities, duties and obligations of the Surviving Trust. At the Effective Time,

(a) Each share of beneficial interest of the Merging Trust issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one Surviving Trust Common Share; and

(b) Each Surviving Trust Common Share, Surviving Trust Equity Share and Surviving Trust Preferred Share issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one equivalent share of beneficial interest of Holdco, as applicable, as provided for in Section 1.7 of the Merger Agreement.

EIGHTH: The terms and conditions of the transaction set forth in these Articles of Merger were duly advised, authorized and approved by the Surviving Trust in the manner and by the vote required by the laws of the State of Maryland and the declaration of trust and the bylaws of the Surviving Trust, as follows: the board of trustees of the Surviving Trust at a duly called meeting of the board of trustees at which a quorum of the members of the board of trustees was present, adopted resolutions approving the Merger on the terms and subject to the conditions set forth in the Merger Agreement; and, pursuant to Sections 3-106.2(b) of the Maryland General Corporation Law (“MGCL”) and 8-501.1(c)(6) of the Maryland REIT Law, the approval of the Surviving Trust’s shareholders is not required.

NINTH: The terms and conditions of the transaction set forth in these Articles of Merger were duly advised, authorized and approved by the Merging Trust in the manner and by the vote required by the laws of the State of Maryland and the declaration of trust and the bylaws of the Merging Trust as follows: the board of trustees of the Merging Trust, by written consent in lieu of a meeting adopted resolutions declaring the Merger advisable on the terms set forth and subject to the conditions set forth in the Merger Agreement and recommending the Merger for shareholder approval; and the sole shareholder of the Merging Trust, by written consent in lieu of a meeting, adopted resolutions, in each case approving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.

TENTH: In accordance with the declaration of trust of the Surviving Trust, Sections 2-605 and 3-106.2(b)(4)(ii) of the MGCL and 8-501(e)(2) of the Maryland REIT Law, the declaration of trust of the Surviving Trust is hereby amended, as of the Effective Time, to change the name of the Surviving Trust to the following:

PSA Operating REIT

ELEVENTH: The Merger shall become effective at 12:01 a.m., Eastern Time, on August 14, 2023 (the “Effective Time”).

TWELFTH: Each of the undersigned acknowledges these Articles of Merger to be the act of the entity on whose behalf that person has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of that person’s knowledge, information and belief, these matters and facts relating to the entity on whose behalf that person has signed are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto as of the date first written above.

ATTEST:		PSA MERGER SUB

By:	/s/ Steven C. Babinski	By:	/s/ Nathaniel A. Vitan
Name:	Steven C. Babinski	Name:	Nathaniel A. Vitan
Title:	Assistant Secretary	Title:	President and Corporate Secretary

ATTEST:		PUBLIC STORAGE

By:	/s/ Nathaniel A. Vitan	By:	/s/ H. Thomas Boyle
Name:	Nathaniel A. Vitan	Name:	H. Thomas Boyle
Title:	Senior Vice President, Chief Legal Officer & Corporate Secretary	Title:	Senior Vice President and Chief Financial and Investment Officer

[Signature Page – Articles of Merger]